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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                       CURRENT REPORT PURSUANT TO SECTION 13 OR
                         15(d) OF THE SECURITIES ACT OF 1934



           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 1997
                                   (April 7, 1997)




                              RECYCLING INDUSTRIES, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


 COLORADO                        0-20179               84-1103445
(STATE OR OTHER                (COMMISSION         (I.R.S. EMPLOYER
 JURISDICTION                  FILE NUMBER)       IDENTIFICATION NO.)
 OF INCORPORATION)




                         384 Inverness Drive South, Suite 211
                              Englewood, Colorado  80112
                  --------------------------------------------------
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


Registrant's telephone number, including area code: (303) 790-7372



                                   NOT APPLICABLE
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On April 7, 1997, Recycling Industries of Georgia, Inc., a wholly-owned subsidiary of the Registrant ("RIGI"), acquired substantially all of the assets and the business of Addlestone Recycling, Corp., ("ARC"), a privately held metals recycler with operations in Metter, Georgia. ARC's markets are steel mills and foundries in the Southeast.

    The assets acquired from ARC consist of heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Registrant also purchased from ARC certain real property, buildings and leasehold improvements used in the metals recycling business.

    The total purchase price for ARC was $5,500,000 including $500,000 paid in the form of 10,000 shares of Registrant's Series D Convertible Preferred Stock. The $5 million cash portion of the purchase price was funded from long term debt obtained from Coast Business Credit, a division of Southern Pacific Thrift and Loan. The purchase price was determined through arms' length negotiations and based upon an independent appraisal.

    The Registrant will continue the metals recycling operations of ARC.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    1. The Registrant will amend this Form 8-K to provide the financial statements required by and within the time permitted by this item.

(b) PRO-FORMA FINANCIAL INFORMATION    .

    1. The Registrant will amend this Form 8-K to provide the financial statements required by and within the time permitted by this item.

(c) Exhibit
     Number   Description
    --------  -----------

     4.1 Designation of Preferences, Limitations and Relative Rights of the Series D Convertible Preferred Stock of Recycling Industries, Inc.

    10.1 Asset Purchase Agreement dated February 16, 1996 by and among Recycling Industries of Georgia, Inc., Recycling Industries, Inc.,


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    Addlestone Recycling Corporation, Nathan Addlestone, Keith Rosen and Susan
    Berlijn.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RECYCLING INDUSTRIES, INC.



Date: April 21, 1997                        By  /s/ THOMAS J. WIENS
                                                --------------------------------
                                                Thomas J. Wiens, Chairman and
                                                  CEO


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